Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:


We consent to the use of our report dated February 7, 2000 relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company and our report dated February 3, 2000 relating to the financial statements of Aetna Variable Annuity Account C, which are incorporated by reference in this Amendment no. 24 to Registration Statement (33-75962) on Form N-4.

/s/ KPMG LLP

Hartford, Connecticut
September 1, 2000